EXHIBIT INDEX

10(q)(2) Code of Ethics under rule 17j-1 for Registrant's investment advisor and principal underwriter

16(a)23          Consent of Independent Auditors' Report.

16(a)24(a)       Officers' Power of Attorney dated March 3, 2004.

16(a)24(b)       Directors' Power of Attorney dated March 3, 2004.

16(b)            The financial statement schedules for American Express
                 Certificate Company.